UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 9, 2020

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact name of registrant as specified in its charter)

Utah	001-14677	87-0278175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Komas Drive, Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

(801) 588-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.20 per share	ESCC	Over-the-Counter Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Merger Agreement

On February 9, 2020, Elevate Entertainment Inc., a Delaware corporation (“Parent”), Elevate Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Evans & Sutherland Computer Corporation, a Utah corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, subject to the terms of the Merger Agreement, Merger Sub will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.20 per share, of the Company (the “Common Stock”), at a price of $1.19 per share (the “Offer Price”), net to the seller in cash, without interest, and subject to applicable withholding taxes.

Consummation of the Offer is subject to various conditions set forth in the Merger Agreement, including (a) a majority of shares of Common Stock, on a fully diluted basis, being tendered in the Offer, (b) the accuracy of the Company’s representations and warranties contained in the Merger Agreement, subject to agreed-upon materiality standards, (c) the Company’s performance in all material respects of its obligations under the Merger Agreement, and (d) the other conditions set forth in Exhibit C to the Merger Agreement. The consummation of the Offer and Merger is not subject to a financing condition.

The Offer will expire on the date that is 20 business days following the commencement date of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Following consummation of the Offer, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). In the Merger, each outstanding share of Common Stock that is not tendered and accepted pursuant to the Offer (other than shares held in the treasury of the Company, any subsidiary of the Company, Parent or Merger Sub, and shares of Common Stock as to which appraisal rights have been perfected in accordance with applicable law) will be cancelled and converted into the right to receive the Offer Price, on the terms and conditions set forth in the Merger Agreement. Immediately prior to the Effective Time (as defined in the Merger Agreement), all unvested stock options will become fully vested, and at the Effective Time, each stock option will be canceled and converted into the right to receive an amount in cash equal to the difference between the Offer Price and the applicable per share exercise price, less any applicable tax withholding.

The board of directors of the Company (the “Board”) has unanimously (a) determined that the Offer, the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement and/or the ancillary agreements and plans to be entered into as contemplated by the Merger Agreement (collectively, the “Transactions”) are advisable and in the best interests of the shareholders of the Company, (b) approved and declared advisable the Merger Agreement and the Transactions, and (c) resolved, subject to the terms and conditions of the Merger Agreement, to recommend acceptance of the Offer by the shareholders of the Company.

If after the Acceptance Time (as defined in the Merger Agreement) the shares of Common Stock owned by Merger Sub represent at least 90% of the then-outstanding shares of Common Stock, the Merger will be governed by Section 16-10a-1104 of the Utah Revised Business Corporation Act (the “URBCA”) and shall be effected by Merger Sub and the Company as soon as practicable following the consummation of the Offer without a shareholders’ meeting pursuant to the URBCA.

The Merger Agreement contains customary representations and warranties by Parent, Merger Sub and the Company. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between signing and closing, governmental filings and approvals and other matters.

The Merger Agreement contains customary non-solicitation restrictions prohibiting the solicitation by the Company or its representatives of proposals relating to alternative business combination transactions and restricts the Company’s ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to customary exceptions in the event of an acquisition proposal that was not solicited in violation of these restrictions and that the Board determines constitutes or could reasonably be expected to lead to a Superior Offer (as defined in the Merger Agreement).

The Merger Agreement contains termination rights for each of Parent, Merger Sub and the Company including by either Parent or the Company if the Acceptance Time (as defined in the Merger Agreement) shall not have occurred on or before

June 30, 2020, or by the Company to enter into an alternative transaction that constitutes a Superior Offer, and further provides that upon termination of the Merger Agreement under specified circumstances the Company may be required to pay Parent a termination fee.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules include information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Merger Sub and Parent, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Merger Sub or Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger Agreement as described in Item 1.01 of this Current Report, the Company entered into compensation and employment arrangements with certain of its executive officers as more fully described in this Item 5.02. The description of the Merger Agreement is incorporated into this Item 5.02 by reference.

Transaction Bonus Agreement

On February 9, 2020, in connection with the Merger Agreement, the Compensation Committee of the Board approved and the Company entered into Transaction Bonus Agreements with Jonathan Shaw, Chief Executive Officer, Paul Dailey, Executive Vice President, Chief Financial Officer and Corporate Secretary, and Kirk Johnson, President and Chief Operating Officer. These agreements provide that, subject to certain conditions and contingent upon the consummation of the Merger, each of these executive officers will receive a payment, in the form of cash, of $75,000 (the “Transaction Bonus”), less applicable tax withholdings. In consideration of the Transaction Bonus, each executive waived the right to terminate his employment agreement with the Company for “Good Reason” in connection with the transactions contemplated under the Merger Agreement.

Amendment to Employment Agreements

On February 9, 2020, in connection with the transactions consummated pursuant to the Merger Agreement, the Compensation Committee of the Board approved and the Company entered into amendments (the “Amendments to Employment Agreement” or “Amendment”) to the existing employment agreement of Jonathan Shaw, Chief Executive Officer, dated August 31, 2016 and as previously amended January 9, 2017; the existing employment agreement of Paul Dailey, Executive Vice President, Chief Financial Officer and Corporate Secretary, dated December 15, 2016; and the existing employment agreement of Kirk Johnson, President and Chief Operating Officer, dated September 1, 2016 (collectively, the “Executive Employment Agreements”).

Pursuant to the Amendments to Employment Agreement, the Executive Employment Agreements are amended effective as of the Closing Date as defined in the Merger Agreement, to include the following material terms (capitalized terms used below but not otherwise defined have the meanings ascribed to such terms in the Amendments to Employment Agreement or the Executive Employment Agreements, as applicable):

(1)executive will not be required to relocate to a new office location;

(2)the term of employment includes an annual automatic renewal at the end of the respective agreement terms, for additional terms of one year each; provided that either the Company or the executive may terminate employment at any time, with or without cause subject to conditions contained in the Amendment;

(3)the executive’s current Base Salary will be maintained, is subject to periodic review, and may not be reduced below current levels in any given year;

(4)executive will be paid a retention bonus in the amount of $40,000 per quarter (the “Retention Bonus”), payable quarterly in arrears for a 24-month period, commencing with the payroll following the first three-month period following the Amendment Effective Date, such Retention Bonus (a) not to exceed in the aggregate $320,000 and (b) may be terminated by mutual consent of the Company and executive upon signing a new employment agreement;

(5)in the event the executive voluntarily terminates his employment for any reason, he will receive only his Base Salary, benefits and pro-rata amount of Retention Bonus through the date of termination;

(6)upon a Separation (as defined in the Executive Employment Agreement) due to a termination without Cause, or as a result of death or Disability (as defined in the Executive Employment Agreement), executive will receive (a) severance payments equal to six months Base Salary at the time of termination, less applicable withholding, payable over six months following the date of Separation, (b) payment of health and other benefits during the severance period; and (c) the Retention Bonus payments that would have been earned had employment continued for an additional six months beyond the date of Separation; provided, that the executive executes and delivers to the Company a release in the form attached to the Amendment; and

(7)the rights related to termination by the executive for Good Reason are waived and deleted.

All remaining provisions of the Executive Employment Agreements remain in full force and effect.

The foregoing descriptions of the Amendments to Employment Agreement and Transaction Bonus Agreements are qualified in their entirety by reference to the full text of the respective agreements.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description of the Merger Agreement in Item 1.01 is incorporated into this Item 5.03 by reference.

On February 9, 2020, the Board deemed it to be in the best interest of the Company and its shareholders to exempt the transactions contemplated by the Merger Agreement and the Tender and Support Agreements (as defined in the Merger Agreement), including the Merger, from the provisions of the Utah Control Shares Acquisitions Act, Utah Code Annotated Section 61-6-1 et seq. (the “Control Shares Acquisitions Act”). The Board approved and adopted Amendment No. 3 (the “Bylaw Amendment”) to the Company’s Amended and Restated Bylaws to provide that, as permitted by Section 61-6-6 of the Utah Code Annotated, the provisions of the Control Shares Acquisitions Act shall not apply to control share acquisitions (as defined in Section 61-6-3 of the Utah Code Annotated) of shares of the Company pursuant to the terms and conditions of the Merger Agreement and the Tender and Support Agreements.

The description of the Bylaw Amendment provided above is qualified in its entirety by reference to the actual Bylaw Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01Other Events.

On February 10, 2020, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release was filed as Exhibit 99.1 to the Company’s Schedule 14D-9 filed on February 10, 2020.

Additional Information about the Merger and Where to Find It

The Offer for the shares of Common Stock referenced in this Current Report on Form 8-K has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Common Stock, nor is it a substitute for the Offer materials that Parent and Merger Sub will file with the SEC upon commencement of the Offer. At the time the Offer is commenced, Parent and Merger Sub will file Offer materials on Schedule TO, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY

WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Common Stock at no expense to them. The Offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, the Company files annual, quarterly and current reports and other information with the SEC. The Company’s filings with the SEC are available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Cautionary Notice Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements” relating to the acquisition of Company by Parent. Such forward-looking statements include the ability of the Company and Parent to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent Merger; uncertainties as to the percentage of shares of Common Stock that will be tendered in the Offer; the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk of shareholder litigation in connection with the Offer or the Merger; other uncertainties pertaining to the business of the Company, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, each of which are on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in the Company’s other filings with the SEC, other unknown or unpredictable factors could also affect the ability of the Company, Parent and Merger Sub to complete the transactions contemplated by the Merger Agreement, and the timing thereof. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information contained in this Current Report on Form 8-K is provided only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update any forward-looking statements either contained in or incorporated by reference into this report on account of new information, future events, or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
2.1	Agreement and Plan of Merger by and among Elevate Entertainment Inc., Elevate Acquisition Corporation and Evans & Sutherland Computer Corporation, dated February 9, 2020.*

3.1	Bylaw Amendment No. 3 to Amended and Restated Bylaws of Evans & Sutherland Computer Corporation, February 9, 2020

99.1	Joint Press Release, dated February 10, 2020 (incorporated by reference to Exhibit 99.1 to the Company’s Schedule 14D-9, filed with the Securities and Exchange Commission on February 10, 2020)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVANS & SUTHERLAND COMPUTER CORPORATION

Date: February 13, 2020	By:	/s/ Paul Dailey
Paul Dailey
Chief Financial Officer